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Exhibit 99.1

EXCHANGE OFFER TENDER FORM

For use in offering your Nabriva Therapeutics AG ("Nabriva AG") common shares ("Nabriva AG Common Shares") and/or Nabriva AG American depositary shares ("Nabriva AG ADSs") in exchange for Nabriva Therapeutics plc ordinary shares ("Nabriva Ireland Shares") on the terms and conditions set forth in the Exchange Offer Document sent to holders of Nabriva AG Common Shares and Nabriva AG ADSs on May 19, 2017 (the "Exchange Offer Document"). Capitalized terms used in this Exchange Offer Tender Form shall have the same meaning as set out in, and be deemed to be construed in accordance with, the Exchange Offer Document. The terms of the Exchange Offer are set forth in the Exchange Offer Document, see "Details of Exchange Offer", and in particular, the section headed "Tendering into the Exchange Offer".

If you are the record owner of your Nabriva AG Common Shares and/or Nabriva AG ADSs and you directly tender those Nabriva AG Common Shares and/or Nabriva AG ADSs to us in the Exchange Offer, you will not have to pay any brokerage fees, commissions or other similar expenses relating to the Exchange Offer. If your Nabriva AG Common Shares and/or Nabriva AG ADSs are tendered into the Exchange Offer by a broker, dealer, commercial bank, trust company or other nominee, you will be responsible for any fees, commissions or similar expenses such agents may charge in connection with the tender. All holders of Nabriva AG Common Shares and Nabriva AG ADSs will also be responsible for any governmental charges and taxes payable in connection with tendering their Nabriva AG Common Shares and/or Nabriva AG ADSs.

This Exchange Offer Tender Form should be read in conjunction with the accompanying Exchange Offer Document, the terms, conditions and defined terms of which form part of this Exchange Offer Tender Form.

NABRIVA THERAPEUTICS PLC

(incorporated in Ireland with limited liability under the Irish Companies Act, registered number 599588)

PROPOSED EXCHANGE OF NABRIVA THERAPEUCTICS AG COMMON
SHARES AND NABRIVA THERAPEUTICS AMERICAN DEPOSITARY SHARES
FOR NARBIVA THERAPEUTICS PLC ORDINARY SHARES

EXCHANGE OFFER TENDER FORM

This Exchange Offer Tender Form must be received by the Exchange Agent before 5:00 p.m., New York City time (11:00 p.m., Austria time), on June 23, 2017

To offer your Nabriva AG Common Shares and/or Nabriva AG ADSs for exchange in accordance with the Exchange Offer Document, please complete, sign and return this Exchange Offer Tender Form. Before completing this Exchange Offer Tender Form, please read the following instructions carefully:

•
If your Nabriva AG Common Shares and/or Nabriva AG ADSs are held jointly with others, all joint holders must sign this form in order to tender such Nabriva AG Common Shares or Nabriva AG ADSs.

•
Return this Exchange Offer Tender Form, duly completed and signed together with a completed and duly executed Transfer Deed (if applicable) and your Nabriva AG ADS certificate(s) (if applicable), by mail or by overnight courier to Computershare, at one of the addresses provided on page two of this Exchange Offer Tender Form as soon as possible and, in any event, so as to be received not later than 5:00 p.m., New York City time (11:00 p.m., Austria time), on June 23, 2017. A reply envelope is enclosed for your convenience. Method of delivery of the Nabriva AG ADS certificate(s) is at the option and risk of the owner thereof.

•
Settlement of the Exchange Offer and delivery of the Nabriva Ireland Shares will be made in accordance with the procedures set forth in the Exchange Offer Document, in particular the section headed "Details of Exchange Offer".

VOLUNTARY CORPORATE ACTIONS COY: NBRV

1

Exchange ratios:
Nabriva AG Common Shares- 1 Nabriva AG Common Share to be exchanged into 10 Nabriva Ireland Shares.
 Nabriva AG ADSs- 1 Nabriva ADS to be exchanged into 1 Nabriva Ireland Share.

Exchange Offer period: From and including May 19, 2017, to and including 5:00 p.m., New York City time (11:00 p.m., Austria time), on June 23, 2017, unless the Exchange Offer is extended.

Name(s) and Address(es) of Registered Owner(s)	:

Return your Exchange Offer Tender Form together with all other required documentation to one of the addresses below:

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011 United States of America	If delivering by overnight courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021 United States of America

Description of Nabriva AG Common Shares to be exchanged (only to be completed by holders of Nabriva AG Common Shares):

Number of Nabriva AG Common Shares To be Exchanged:

In addition to signing and returning this Exchange Offer Tender Form, if you are tendering Nabriva AG Common Shares, you must also sign and return the enclosed Transfer Deed in order for your tender into the Exchange Offer to be effective.

VOLUNTARY CORPORATE ACTIONS COY: NBRV

Description of Nabriva AG ADSs to be exchanged (only to be completed by holders of Nabriva AG ADSs):

Number of Nabriva AG ADSs To be Exchanged:	ADS Certificate Number(s) (if applicable)

Tender:

By executing and delivering this Exchange Offer Tender Form, I/we hereby tender all of my/our Nabriva AG Common Shares and/or Nabriva AG ADSs into the Exchange Offer in accordance with the terms of the Exchange Offer as set forth in the Exchange Offer Document, and in particular the representations and warranties set out in the Exchange Offer Document, in particular the section headed "Details of Exchange Offer".

Execution:

Signature of Registered Holder on line above	Signature of Additional Registered Holder(s) (if any)

Print name of Registered Holder(s) on line above

Telephone number (including area code) on line above	Date

The signature (or signatures, in the case of Nabriva AG Common Shares and/or Nabriva AG ADSs owned by two or more joint holders) on the Exchange Offer Tender Form should correspond exactly with the name(s) as written on the face of the applicable stock and/or ADS certificate(s). If this Exchange Offer Tender Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Exchange Offer Tender Form. If this Exchange Offer Tender Form is signed by the registered holder(s) of the Nabriva AG Common Shares and/or Nabriva AG ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever. If any of the Nabriva AG Common Shares and/or Nabriva AG ADSs tendered hereby are owned of record by two or more joint owners, each such owners must sign this Exchange Offer Tender Form. If any of the tendered Nabriva AG Common Shares and/or Nabriva AG ADSs are registered in different names on several stock and/or ADS certificates, it will be necessary to complete, sign and submit as many separate Exchange Offer Tender Forms as there are different registrations of such certificates.

VOLUNTARY CORPORATE ACTIONS COY: NBRV

If this Exchange Offer Tender Form or any certificate(s) or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Exchange Agent of their authority so to act must be submitted with this Exchange Offer Tender Form. If this Exchange Offer Tender Form is signed by the registered holder(s) of the Nabriva AG Common Shares and/or Nabriva AG ADSs listed and transmitted hereby, no endorsements of certificate(s) or separate stock powers are required unless payment is to be made to, or Nabriva AG Common Shares and/or Nabriva AG ADSs not tendered or not purchased are to be returned to, a person other than the registered holder(s). In such latter case, signature(s) on any such certificate or stock power must be guaranteed by an Eligible Institution.

If this Exchange Offer Tender Form is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signature(s) on any such certificate or stock power must be guaranteed by an Eligible Institution. In the case of an officer of a corporation, the appropriate evidence of authority to act in such capacity must take the form of a corporate resolution of that corporation authorising the signatory. The corporate resolution must be in English, on the relevant corporation's letterhead stamped with a Corporate Raised-Seal stamp, dated within 180 days of the date of this Exchange Offer Tender Form, naming the officers(s) authorized to conduct financial transactions on behalf of the corporation. The certifying signature to the corporate resolution must NOT be the listed authorized officer(s).

VOLUNTARY CORPORATE ACTIONS COY: NBRV

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